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                                                                    Exhibit 23.3


                                                                         e-mail:
                                                     badderley@applebyglobal.com

Board of Directors
Endurance Specialty Holdings Ltd.                                   direct dial:
                                                                TEL 441-298-3243
                                                                FAX 441-298-3340

                                                                       your ref:


                                                                    appleby ref:
                                                               DBA/tls/127105.12







Dear Sirs                                                           15 June 2004


Endurance Specialty Holdings Ltd. (The "Company") - Form S-3 Registration Statement

We consent to the use in this Registration Statement of Endurance Specialty Holdings Ltd. of our name under the Sections "Material Tax Considerations - Certain Bermuda Tax Considerations", "Legal Matters" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated hereunder by the Securities Exchange Commission.

Yours faithfully

/s/ Appleby Spurling Hunter